Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2012

FIRST QUARTER RESULTS

CHICAGO, May 23, 2012. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27. The Company today reported its financial results for the fiscal 2012 first quarter, which ended April 28, 2012.

First Quarter Results

The Company reported net sales of $340.6 million for the fiscal 2012 first quarter, a decrease of $5.8 million, or 1.7%, compared to the fiscal 2011 first quarter. An increase in new store sales was offset by a decrease in same store sales, the effect of store closures and foreign currency translation effect of our foreign location’s sales. Net sales would have decreased 0.1% excluding the impact from foreign currency rate changes.

Consolidated same store sales decreased 3.0% in the fiscal 2012 first quarter consisting of a 1.7% decrease in North America and a 5.5% decrease in Europe. Our second quarter consolidated quarter-to-date same store sales performance is currently in the low positive single digits with North America slightly negative and Europe is in low to mid single digits positive. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Gross profit percentage decreased 160 basis points to 48.9% during the fiscal 2012 first quarter compared to 50.5% during the comparable prior year quarter. The decrease in gross profit percentage consisted of a 120 basis point increase in occupancy rate and a 40 basis point decrease in merchandise margin. The increase in occupancy rate resulted primarily from the deleveraging effect of a reduction in same store sales. The decrease in merchandise margin resulted primarily from an increase in markdowns, partially offset by an improvement in initial markup.

Selling, general and administrative expenses decreased $8.1 million, or 6.4%, compared to the fiscal 2011 first quarter. As a percentage of net sales, selling, general and administrative expenses decreased 180 basis points compared to the prior year. Selling, general and administrative expenses would have decreased $5.9 million excluding the effect of foreign currency exchange rate changes. The majority of the remaining decrease is primarily due to lower compensation-related expenses, such as bonus, salaries and non-cash stock compensation, and a reduction in marketing costs.

Adjusted EBITDA in the fiscal 2012 first quarter was $50.5 million compared to $52.0 million in the fiscal 2011 first quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, loss (gain) on early debt extinguishment, interest income and expense, depreciation and amortization, excluding severance, the impact of transaction-related costs and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net loss for the 2012 first quarter was $19.9 million. A reconciliation of net loss to Adjusted EBITDA is attached.

At April 28, 2012, cash and cash equivalents were $169.7 million, including restricted cash of $4.4 million and the Company’s Revolving Credit Facility continued to be undrawn. In the 2012 first quarter, we paid down $489.8 million of indebtedness under the Company’s senior secured term loan from the net proceeds of Senior Secured First Lien Notes.

The fiscal 2012 first quarter cash balance decrease of $4.7 million consisted of positive impacts of $50.5 million of Adjusted EBITDA and reductions for $29.0 million of cash interest, $14.0 million of capital expenditures, $7.8 million from seasonal working capital use and $4.4 million of tax payments and other cash items.

Store Count as of:	April 28, 2012	January 28, 2012	April 30, 2011

North America	1,944	1,953	1,960
Europe	1,130	1,118	1,040

Subtotal Company-Owned	3,074	3,071	3,000

Franchise and License	375	381	391

Total	3,449	3,452	3,391

Conference Call Information

The Company will host its first quarter conference call on May 24, 2012 at 10:00 am. (EDT). The call-in number is 210-839-8201 and the password is “Claires.” A replay will be available through June 8, 2012. The replay number is 402-220-5051 and the password is 6582. The conference call is also being webcast and archived until June 24, 2012 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® Globally and Icing® in North America. As of April 28, 2012, Claire’s Stores, Inc. operated 3,074 stores in North America and Europe. The Company also franchised or licensed 375 stores in Japan, the Middle East, Turkey, Russia, Greece, Guatemala, Malta, Ukraine, Mexico and India. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for expansion into new geographic markets or grow our e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; data or security breaches of confidential information; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the SEC on April 4, 2011. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

FIRST FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	April 28, 2012	April 30, 2011
Net sales	$340,617	$346,446
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	174,003	171,359

Gross profit	166,614	175,087

Other expenses:
Selling, general and administrative	118,582	126,722
Depreciation and amortization	16,715	17,054
Severance and transaction-related costs	53	343
Other expense, net	431	5,311

	135,781	149,430

Operating income	30,833	25,657
Loss (gain) on early debt extinguishment	4,602	(249)
Interest expense, net	47,022	46,235

Loss before income tax benefit	(20,791)	(20,329)
Income tax benefit	(870)	(732)

Net loss	$(19,921)	$(19,597)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	April 28, 2012	January 28, 2012
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $4,350 and $4,350, respectively	$169,704	$174,374
Inventories	150,360	142,104
Prepaid expenses	21,754	20,010
Other current assets	26,826	25,423

Total current assets	368,644	361,911

Property and equipment:
Furniture, fixtures and equipment	212,549	207,620
Leasehold improvements	290,517	281,774

	503,066	489,394
Less accumulated depreciation and amortization	(296,983)	(281,874)

	206,083	207,520

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(2,031)	(1,805)

	16,024	16,250

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $52,041 and $49,270, respectively	547,455	549,768
Deferred financing costs, net of accumulated amortization of $62,954	36,266	33,025
and $55,818, respectively
Other assets	45,556	44,495

	2,179,333	2,177,344

Total assets	$2,770,084	$2,763,025

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$69,825	$60,704
Income taxes payable	7,829	10,228
Accrued interest payable	46,678	31,859
Accrued expenses and other current liabilities	98,089	104,525

Total current liabilities	222,421	207,316

Long-term debt	2,398,111	2,386,382
Obligation under capital lease	17,274	17,290
Deferred tax liability	120,053	120,452
Deferred rent expense	29,409	28,861
Unfavorable lease obligations and other long-term liabilities	22,351	25,020

	2,587,198	2,578,005

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	619,524	619,453
Accumulated other comprehensive loss, net of tax	(1,740)	(4,351)
Accumulated deficit	(657,319)	(637,398)

	(39,535)	(22,296)

Total liabilities and stockholder’s deficit	$2,770,084	$2,763,025

Net Income (Loss) Reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before provision for income taxes, loss (gain) on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended April 28, 2012	Three Months Ended April 30, 2011
Net loss (a)	$(19,921)	$(19,597)
Income tax benefit	(870)	(732)
Loss (gain) on early debt extinguishment	4,602	(249)
Interest expense	47,052	46,306
Interest income	(30)	(71)
Depreciation and amortization	16,715	17,054

Reported EBITDA	47,548	42,711
– stock compensation, book to cash rent, intangible amortization (b)	937	1,459
– management fee, consulting (c)	1,215	750
– other (d)	819	7,096

Adjusted EBITDA	$50,519	$52,016

a)	Fiscal 2011 includes a $3.3 million charge to remeasure the Euro Loan at the period end foreign exchange rate.

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, and non-recurring consulting expenses.

d)	Includes: non-cash losses on property and equipment associated with remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs. A majority of the fiscal 2011 adjustments is foreign exchange related.